Exhibit 10.50

REALOGY HOLDINGS CORP.
AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN
STOCK OPTION NOTICE OF GRANT & STOCK OPTION AGREEMENT
Realogy Holdings Corp. (the "Company"), pursuant to its Amended and Restated 2012 Long-Term Incentive Plan (the "Plan"), hereby grants to the individual listed below (the "Optionee"), a Nonqualified Stock Option to purchase the number of Shares, set forth below (the "Option"). This Option is subject to all of the terms and conditions set forth herein and in the option agreement attached hereto as Exhibit A (the "Agreement") and the Plan, which are incorporated herein by reference. In addition, as a condition to receiving this Option, the Optionee understands and agrees to continue to be bound by and comply with the restrictive covenants and other provisions set forth in (1) the Restrictive Covenant Agreement, dated as of October 10, 2012, as previously amended by any side letter(s) that the Participant may be a party to, (2) a previous notice of grant and award agreement of equity-based compensation that the Participant received, or (3) [Exhibit B to this Agreement] [Severance Agreement dated _____, ___] (collectively, the "Restrictive Covenants Agreement"), a copy of which the Optionee acknowledges receipt. The Optionee understand and agrees that the Restrictive Covenants Agreement (and any side letter thereto) shall survive the grant, vesting, exercise or termination of the Option, sale of the Shares underlying the Option and any termination of employment of the Optionee, and that full compliance with the Restrictive Covenants Agreement is an express condition precedent to (i) the receipt, delivery, vesting and exercise of any Options and (ii) any rights to any payments with respect to the Options.
Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant ("Notice") and the Agreement.
Optionee:
Grant Date:    _____ __, 201_
Exercise Price per Share:    $ /Share
Total Number of Shares Subject to the Option:
Expiration Date:    ____ __, 202_
Vesting Schedule: One-fourth of the shares subject to the option will vest on each of the first four grant anniversary dates: ____ __, 20__, ___ __, 20__, ___ __ , 20__, and ____ __, 20__ (collectively, the "Vesting Period")
Termination: The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement.
By accepting this grant, the Optionee agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice, including the Restrictive Covenants Agreement. The Optionee has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

REALOGY HOLDINGS CORP.             OPTIONEE

By:                             By: _______________________________

Print Name:                        Print Name: _________________________

Title: _______________________________

2

Exhibit A
STOCK OPTION AGREEMENT
Pursuant to the Stock Option Notice of Grant (the "Notice") to which this Stock Option Agreement (this "Agreement") is attached, Realogy Holdings Corp. (the "Company"), has granted to the Optionee an option (the "Option") under the Company's Amended and Restated 2012 Long-Term Incentive Plan (the "Plan") to purchase the number of Shares indicated in the Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.
ARTICLE I

GENERAL

1.1Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF OPTION

2.1Grant of Option. In consideration of the Optionee's past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice (the "Grant Date"), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Notice, upon the terms and conditions set forth in the Plan and this Agreement, and subject to the Optionee's full compliance at all times with the restrictive covenants and other provisions set forth in the Restrictive Covenants Agreement (as defined in the Notice), which is an express condition precedent to (i) the receipt, delivery, vesting and exercise of any Options and (ii) any rights to any payments with respect to the Options.
2.2Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Notice, without commission or other charge; provided, however, that the exercise price per Share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.
2.3Consideration to the Company. In consideration of the grant of the Option by the Company, the Optionee agrees to render services to the Company or any Affiliate and to comply at all times with the Restrictive Covenants Agreement. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Optionee.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1Commencement of Exercisability. Subject to the Optionee's full compliance at all times with the Restrictive Covenants Agreement:
(a)Except as otherwise provided herein, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Notice.
(b)No portion of the Option which has not become vested and exercisable as of the date of the Optionee's termination of employment or other service shall thereafter become vested and exercisable, except as set forth in Article V and clauses (i) and (ii) below or as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Optionee.
(i)In the case where the Optionee resigns from employment from the Company or any Affiliate on account of Retirement on or following the first anniversary of the Grant Date, the Option shall vest on such Retirement and become exercisable in such amounts and at such times as are set forth in the Notice as if the Optionee had remained employed with the Company, except as otherwise provided herein.
(ii)If the Optionee terminates employment with or ceases to provide services to the Company or any Affiliate on account of death or Disability, the Option shall vest and become exercisable upon such termination of employment or services.
(c)No portion of the Option which has not become vested as of the date of the Optionee's termination of employment or other service shall thereafter become vested, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Optionee.
3.2Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof, provided that the Optionee fully complies at all times with the Restrictive Covenants Agreement.
3.3Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)The Expiration Date set forth in the Notice;
(b)The date that is sixty (60) days from the date of the Optionee's termination of employment or other service by the Optionee for any reason other than for Good Reason or due to death or Disability or Retirement pursuant to Section 3.1(b)(i);
(c)The date that is ninety (90) days from the date of the Optionee's termination of employment or other service by the Company without Cause or by the Optionee for Good Reason;
(d)The expiration of one hundred and eighty (180) days from the date of the Optionee's termination of employment or other service by reason of the Optionee's death or Disability;
(e)In the event of the Optionee's Retirement pursuant to Section 3.1(b)(i), the date that is three (3) years following the expiration of the Vesting Period;

(f)The start of business on the date of the Optionee's termination of employment or other service by the Company for Cause; or
(g)The date upon which the Optionee breaches the Restrictive Covenants Agreement.
ARTICLE IV

EXERCISE OF OPTION

4.1Person Eligible to Exercise. Except as provided in Section 6.2 hereof, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then-applicable laws of descent and distribution.
4.2Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional Shares.
4.3Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company's third party administrator of the Plan (or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;
(b)Full payment of the exercise price and, if applicable, withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;
(c)Any other written representations or documents as may be required in the Administrator's sole discretion to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and
(d)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
4.4Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof:
(a)Cash;

(b)Check;
(c)With the consent of the Administrator, surrender of other Shares which have been held by the Optionee for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised;
(d)With the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; or
(e)With the consent of the Administrator, such other form of legal consideration as may be acceptable to the Administrator.
4.5Conditions to Issuance of Stock Certificates. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 12.3 of the Plan.
4.6Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.2 of the Plan.

ARTICLE V

CHANGE IN CONTROL

5.1Change in Control. In the event of a Change in Control:
(a)With respect to each outstanding Option that is assumed or substituted in connection with a Change in Control, in the event that during the twenty-four (24) month period following such Change in Control a Optionee's employment or service is terminated without Cause by the Company or any Affiliate or the Optionee resigns from employment or service from the Company or any Affiliate with Good Reason, (i) such Option shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Option granted shall lapse (but, the Optionee's restrictive covenant obligations under the Restrictive Covenants Agreement and this Agreement shall not lapse), and (iii) and any performance conditions imposed with respect to such Option shall be deemed to be achieved at target performance levels.
(b)With respect to each outstanding Option that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, (i) such Option shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Option granted shall lapse (but, the Optionee's restrictive covenant obligations under the Restrictive Covenants Agreement and this Agreement shall not lapse), and (iii) and any performance conditions imposed with respect to such Option shall be deemed to be achieved at target performance levels.

(c)For purposes of this Section 5.1, an Option shall be considered assumed or substituted for if, following the Change in Control, the Option is (i) based on shares of common stock that are traded on an established U.S. securities market and (ii) of comparable value and remains subject to the same terms and conditions that were applicable to the Option immediately prior to the Change in Control except that, if the Option that relates to Shares shall instead relate to the common stock of the acquiring or ultimate parent entity.
(d)Notwithstanding any other provision of this Agreement or the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Option shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control over the exercise or purchase price per Share subject to the Option multiplied by (ii) the number of Shares granted under the Option. Without limiting the generality of the foregoing, in the event that the consideration paid per Share in the Change in Control is less than or equal to the exercise or purchase price per Share subject to the Option, then the Administrator may, in its discretion, cancel such Option without any consideration upon the occurrence of a Change in Control.
ARTICLE VI
OTHER PROVISIONS
6.1Administration. The Administrator shall have the power to interpret the Plan, the Restrictive Covenants Agreement and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
6.2Transferability of Option. Except as otherwise set forth in the Plan:
(a)The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;
(b)The Option shall not be liable for the debts, contracts or engagements of the Optionee or the Optionee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof prior to exercise shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 6.2(a) hereof; and
(c)During the lifetime of the Optionee, only the Optionee may exercise the Option (or any portion thereof); after the death of the Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then-applicable laws of descent and distribution.
6.3Adjustments. The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 3 of the Plan.

6.4Termination of Employment or Service/Breach of the Restrictive Covenants Agreement. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to termination of employment or service, including without limitation, whether a termination has occurred, whether any termination resulted from a discharge for Cause and whether any particular leave of absence constitutes a termination, as well as whether the Optionee has fully complied with the Restrictive Covenants Agreement for purposes of this Agreement.
6.5Notices. Except as provided in Section 4.3, any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Executive Vice President and Chief Administrative Officer at the Company's principal office, and any notice to be given to the Optionee shall be addressed to the Optionee's last address reflected on the Company's records. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 6.5.
6.6Optionee's Representations. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.
6.7Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
6.8Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
6.9Conformity to Securities Laws. The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
6.10Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.
6.11Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Article 6, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.
6.12Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the

Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
6.13Entire Agreement. The Plan, the Notice, the Restrictive Covenants Agreement and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.
6.14Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Notice, the Plan, this Agreement and the Grant shall be interpreted in accordance with the requirements of Section 409A of the Code. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code.
ARTICLE VII
DEFINITIONS
Wherever the following terms are used in the Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
7.1"Disability" shall mean a condition such that an individual would be considered disabled for the purposes of Section 409(A) of the Code.
7.2"Retirement" shall mean Separation from Service (as defined in Section 409A of the Code) with the Company and all Affiliates (other than for Cause) after attaining eligibility for Retirement. The Optionee attains eligibility for Retirement upon the earlier of (a) age 65 or (b) age 55 with at least ten (10) whole years of consecutive service starting from the Optionee's most recent hire date with the Company and all Affiliates.